[FORM OF]
AMENDMENT NO. 2 TO THE
SHAREHOLDER SERVICES AGREEMENT


      SunAmerica Series Trust and SunAmerica Annuity and Life
Assurance Company hereby amend the Shareholder Services
Agreement dated as of March 7, 2011 as follows:

      Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

	IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 2 to the Shareholder Services Agreement be effective as of the 16th day of July, 2012.



SUNAMERICA ANNUITY
AND LIFE ASSURANCE
COMPANY



By:
Name:	Jana W. Greer
Title:	President & CEO


SUNAMERICA SERIES
TRUST



By:
Name:	John T. Genoy
Title:	President




SCHEDULE A
(as of  July 16, 2012)


Portfolios of SunAmerica Series Trust

Aggressive Growth Portfolio
Alliance Growth Portfolio
Balanced Portfolio
Blue Chip Growth Portfolio
Capital Growth Portfolio
Cash Management Portfolio
Corporate Bond Portfolio
Davis Venture Value Portfolio
"Dogs" of Wall Street Portfolio
Emerging Markets Portfolio
Equity Opportunities Portfolio
Foreign Value Portfolio
Fundamental Growth Portfolio
Global Bond Portfolio
Global Equities Portfolio
Growth-Income Portfolio
Growth Opportunities Portfolio
High-Yield Bond Portfolio
International Diversified Equities Portfolio
International Growth and Income Portfolio
Marsico Focused Growth Portfolio
MFS Massachusetts Investors Trust Portfolio
MFS Total Return Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
Small & Mid Cap Value Portfolio
Small Company Value Portfolio*
SunAmerica Dynamic Allocation Portfolio**
SunAmerica Dynamic Strategy Portfolio ***
Technology Portfolio
Telecom Utility Portfolio
Total Return Bond Portfolio
American Funds Growth SAST Portfolio*
American Funds Global Growth SAST Portfolio*
American Funds Growth-Income Portfolio*
American Funds Asset Allocation SAST Portfolio*
________________
* Portfolio does not have Class 2 shares.
** Portfolio effective as of January 23, 2012
*** Portfolio effective as of July 3, 2012

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